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                                                                     Exhibit 1.2

                         VECTREN UTILITY HOLDINGS, INC.
                            (an Indiana corporation)

                         AND THE GUARANTORS NAMED HEREIN

                             Senior Debt Securities

                                 TERMS AGREEMENT
                                 ---------------

                                                                   July 24, 2003

To:  Vectren Utility Holdings, Inc.
     20 N.W. Fourth Street
     Evansville, Indiana  47741

Ladies and Gentlemen:

     We understand that Vectren Utility Holdings, Inc., an Indiana corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its 5.25% Senior Notes due 2013 (the "5.25% Senior Notes") and $100,000,000 aggregate principal amount of its 5.75% Senior Notes due 2018 (the "5.75% Senior Notes" and, together with the 5.25% Senior Notes, the "Initial Underwritten Securities"). Subject to the terms of the Indenture, the Initial Underwritten Securities will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest (the "Guarantees") by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. (the "Initial Guarantors"). Subject to the terms and conditions set forth or incorporated by reference herein, we, the underwriters named below (the "Underwriters"), offer to purchase from the Company, and the Company agrees to sell to the Underwriters, severally and not jointly, the principal amount of each series of Initial Underwritten Securities opposite the names of the Underwriters set forth below at the purchase price set forth below.

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                                                       Principal Amount
Underwriter                                  of Initial Underwritten Securities
------------------------------------------   ----------------------------------
                                                Principal          Principal
                                             Amount of 5.25%    Amount of 5.75
                                              Senior Notes      Senior % Notes
                                            ----------------   ----------------
ABN AMRO Incorporated ....................  $     34,000,000   $     34,000,000
Banc One Capital Markets, Inc. ...........        34,000,000         34,000,000
Wachovia Capital Markets, LLC ............        12,000,000         12,000,000
BNY Capital Markets, Inc. ................         5,000,000          5,000,000
Fifth Third Securities, Inc. .............         5,000,000          5,000,000
NatCity Investments, Inc. ................         5,000,000          5,000,000
U.S. Bancorp Piper Jaffray Inc. ..........         5,000,000          5,000,000
                                            ----------------   ----------------
Total                                       $    100,000,000   $    100,000,000
                                            ================   ================

The Initial Underwritten Securities
shall have the following terms, unless
indicated otherwise:

Title:                        5.25% Senior Notes due 2013
                              5.75% Senior Notes due 2018

Rank:                         Unsecured senior indebtedness

Guarantees:                   Guaranteed by the Initial Guarantors

Ratings:                      "Baa1" by Moody's Investors Service, Inc.
                              "A-" by Standard & Poor's Ratings Services

Aggregate principal amount:   5.25% Senior Notes: $100,000,000
                              5.75% Senior Notes: $100,000,000

Denominations:                $1,000 and integral multiples thereof

Currency of payment:          U.S. Dollars

Interest rate or formula:     5.25% Senior Notes: 5.25% per annum
                              5.75% Senior Notes: 5.75% per annum

Interest payment dates:       February 1 and August 1 of each year, commencing
                              February 1, 2004

Regular record dates:         The 15/th/ calendar day of the month immediately
                              preceding the month in which

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                              each Interest Payment Date falls

Stated maturity date:         5.25% Senior Notes: August 1, 2013
                              5.75% Senior Notes: August 1, 2018

Redemption provisions:        The Initial Underwritten Securities are redeemable
                              at any time at the option of the Company in whole or in part, upon not less than 30 calendar days and not more than 60 calendar days prior written notice at a price equal to the greater of (1) 100% of the principal amount to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the related Initial Underwritten Securities, discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points, in the case of the 5.25% Senior Notes, and 25 basis points, in the case of the 5.75% Senior
                              Notes, plus in each case unpaid interest accrued to the redemption date.

Sinking fund requirements:    The Initial Underwritten Securities will not have
                              the benefit of, or be subject to, any sinking fund.

Defeasance provisions:        The Initial Underwritten Securities are subject to
                              defeasance and covenant defeasance as provided in
                              Article 8 of the Indenture.

Fixed or Variable Price
 Offering:                    5.25% Senior Notes: 99.746% of the principal
                              amount, plus accrued interest, if any, from July
                              29, 2003.
                              5.75% Senior Notes: 99.177% of the principal amount, plus accrued interest, if any, from July
                              29, 2003.

Purchase price:               5.25% Senior Notes: 99.096% of the principal
                              amount.
                              5.75% Senior Notes: 98.477% of the principal amount.

Over-allotment option:        None

Form:                         Book-entry

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Listing:                      None

Lock-Up Agreements:           During the period of 90 days from July 29, 2003
                              the Company will not sell, offer to sell, grant any option for the sale of, or otherwise dispose of any additional Initial Underwritten Securities, any security convertible into or exchangeable into or exercisable for Initial Underwritten Securities or any debt securities substantially similar to the Initial Underwritten Securities or any security convertible into, exchangeable into or exercisable for any such debt securities, without the prior written consent of the Underwriters.

Other terms and conditions:   None

Closing date and location:    July 29, 2003 at Sidley Austin Brown & Wood llp,
                              787 Seventh Avenue, New York, New York 10019.

     All of the provisions contained in the document attached as Annex I hereto entitled "Vectren Utility Holdings, Inc.-- Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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     Please accept this offer on July 24, 2003 by signing a copy of this Terms
Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        ABN AMRO INCORPORATED
                                        BANC ONE CAPITAL MARKETS, INC.


                                        By:  ABN AMRO INCORPORATED


                                        By:        /s/  Peter O'Malley
                                           ------------------------------------
                                                    Authorized Signatory


                                        By:  BANC ONE CAPITAL MARKETS, INC.


                                        By:      /s/  Robert B. Nordlinger
                                           ------------------------------------
                                                   Authorized Signatory


                                        As Representatives of the other named
                                        Underwriters.


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Accepted:

VECTREN UTILITY HOLDINGS, INC.,
 as Issuer


By:     /s/  Jerome A. Benkert, Jr.
   ------------------------------------
   Name: Jerome A. Benkert
   Title: Executive Vice President and
           Chief Financial Officer


INDIANA GAS COMPANY, INC.,
 as Initial Guarantor


By:         /s/  William S. Doty
   ------------------------------------
   Name: William S. Doty
   Title: President


SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Initial Guarantor


By:       /s/  M. Susan Hardwick
   ------------------------------------
   Name: M. Susan Hardwick
   Title: Vice President, Controller


VECTREN ENERGY DELIVERY OF OHIO, INC.,
 as Initial Guarantor


By:       /s/  Niel C. Ellerbrook
   ------------------------------------
   Name: Niel C. Ellerbrook
   Title: Chairman and Chief Executive
           Officer


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